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                                   EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT



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NAME OF SUBSIDIARY                               DOING BUSINESS NAMES                  JURISDICTION OF INCORPORATION
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
Aames Capital Acceptance Corp.                                                         Delaware
Aames Capital Corporation                        Aames Home Loan,                      California
                                                 The Center for Loan Servicing
Aames Funding Corporation                        Aames Home Loan,                      California
                                                 The Center for Loan Servicing,
                                                 Metro Acceptance Corporation
One Stop Group Limited                                                                 United Kingdom
One Stop Mortgage Limited                                                              United Kingdom
One Stop Mortgage, Inc.                          One Stop Funding                      Wyoming
One Stop Operations Limited                                                            United Kingdom
Oxford Aviation Corporation, Inc.                                                      California
Rossmore Financial Insurance Services, Inc.                                            California
Serrano Insurance Services                                                             Nevada
Windsor Management Co.                                                                 California
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